Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, of Cadence Financial Corporation (the “Corporation”) for the period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lewis F. Mallory, Jr., the Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C.§ 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Lewis F. Mallory, Jr.
Name:	Lewis F. Mallory, Jr.
Title:	Chairman of the Board and Chief Executive Officer
Date:	August 10, 2009

A signed original of this written statement required by Section 906 has been provided to Cadence Financial Corporation and will be retained by Cadence Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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